                                SUPPORT AGREEMENT

                                      AMONG


                       ADVANCED COMMUNICATIONS GROUP, INC.

                                       AND

                               ACG HOLDING COMPANY

                                       AND

                              ACG EXCHANGE COMPANY

                                       AND

                           1 + USA V ACQUISITION CORP.

                                       AND

                         CERTAIN HOLDERS OF THE COMPANY

                         SHARES AS LISTED IN SCHEDULE A

                                       AND

                          YPTEL/ACG PLEDGE CORPORATION

                                FEBRUARY 21, 2000

                                      INDEX


ARTICLE I  DEFINITIONS AND INTERPRETATION.....................................  2

   1.1  DEFINED TERMS.........................................................  2
   1.2  INTERPRETATION NOT AFFECTED BY HEADINGS...............................  2
   1.3  NUMBER, GENDER........................................................  2
   1.4  DATE FOR ANY ACTION...................................................  2

ARTICLE II COVENANTS OF PARENT, NEWCO I, USA V AND NEWCO II...................  3

   2.1  COVENANTS OF PARENT, NEWCO I, USA V AND NEWCO II
        REGARDING EXCHANGEABLE SHARES.........................................  3
   2.2  SEGREGATION OF FUNDS..................................................  4
   2.3  RESERVATION OF SHARES OF PARENT COMMON STOCK..........................  5
   2.4  NOTIFICATION OF CERTAIN EVENTS........................................  5
   2.5  DELIVERY OF SHARES OF PARENT COMMON STOCK.............................  5
   2.6  QUALIFICATION OF SHARES OF PARENT COMMON STOCK........................  6
   2.7  ECONOMIC EQUIVALENCE..................................................  7
   2.8  SALE OF PARENT........................................................ 10
   2.9  OWNERSHIP OF OUTSTANDING SHARES OF NEWCO I, USA V AND NEWCO II........ 13
   2.10 PARENT AND SUBSIDIARIES NOT TO VOTE EXCHANGEABLE SHARES..............  13
   2.11 RULE 10B-18 PURCHASES................................................. 14

ARTICLE III CERTAIN RESTRICTIONS.............................................. 14

   3.1  NEWCO I RESTRICTIONS.................................................. 14
   3.2  NEWCO II RESTRICTIONS................................................. 15
   3.3  PARENT SUCCESSOR OR PURCHASER......................................... 15

ARTICLE IV GENERAL............................................................ 16

   4.1  TERM.................................................................. 16
   4.2  SEVERABILITY.......................................................... 16
   4.3  AMENDMENTS, MODIFICATIONS, ETC........................................ 16
   4.4  MINISTERIAL AMENDMENTS................................................ 16
   4.5  MEETING TO CONSIDER AMENDMENTS........................................ 17
   4.6  ENUREMENT............................................................. 17
   4.7  NOTICE................................................................ 17
   4.8  COUNTERPARTS.......................................................... 19
   4.9  JURISDICTION.......................................................... 19
   4.10 ATTORNMENT............................................................ 19
   4.11 CONSTRUCTION.......................................................... 20
   4.12 EXCHANGEABLE SHARE PROVISIONS......................................... 20
   4.13 EFFECTIVENESS OF AGREEMENT............................................ 20

                                SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT is entered into as of February 21, 2000, by and among Advanced Communications Group, Inc., a corporation existing under the laws of Delaware ("PARENT"), ACG Holding Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of Parent ("NEWCO I"), ACG Exchange Company, a Nova Scotia limited liability company and a subsidiary of Newco I ("NEWCO II"), 1 + USA V Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent and a shareholder of Newco II ("USA V"), certain holders of shares of Company (defined below) as set out in Schedule A hereto, and YPtel/ACG Pledge Corporation, an Ontario corporation.

         WHEREAS, pursuant to an Agreement made as of June 3, 1999, as amended and restated October 26, 1999 (as the same may be further amended from time to time, the "YPTEL AGREEMENT"), by and among Parent, The Company, a corporation then incorporated under the laws of Canada, continued under the laws of Nova Scotia as YPtel Limited, to be amalgamated with a Nova Scotia unlimited liability company prior to the Closing Date (as defined in the YPtel Agreement) thus becoming a Nova Scotia unlimited liability company which will become a subsidiary of Newco II on the Closing Date (the "COMPANY"), the shareholders of the Company listed on Exhibit "A" attached thereto, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust, Publisher Trust (collectively the "BARBADIAN TRUSTS"), The J.L.R. Family Trust, The Paisley Family Trust, Edward Truant, and Douglas G. McIntyre (collectively the "ICL PRINCIPALS") and Imperial Capital Limited, a corporation incorporated under the laws of Ontario, the parties agreed that on the Closing Date the parties hereto would execute and deliver the within Support Agreement;

         WHEREAS, pursuant to the YPtel Agreement, the shareholders of the Company who are parties hereto will exchange certain of the issued and outstanding common shares of the Company owned by them for all the initially issued and outstanding Class A Special Shares of Newco II (the "CLASS A SPECIAL SHARES");

         WHEREAS, Appendix A to the Articles of Association of Newco II, as amended, sets forth the rights, privileges, restrictions and conditions attaching to the Class A Special Shares (as the same may be amended from time to time, the "EXCHANGEABLE SHARE PROVISIONS");

         WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby Parent, Newco I, Newco II and USA V will take certain actions and make certain payments and deliveries necessary to ensure that Newco I, Newco II or Parent will be able to make certain payments and to deliver or cause to be delivered shares of common stock of Parent, par value US$0.0001 per share ("PARENT COMMON STOCK") in satisfaction of the obligations of Newco II with respect to the payment and satisfaction of dividends, Liquidation Consideration, Retraction Prices, Exchangeable Share Consideration and Redemption Prices, all in accordance with the Exchangeable Share Provisions and the provisions of the Exchange and Voting Trust Agreement between Newco I, Newco II, Parent, USA V, the holders of Exchangeable Shares and the trustee named therein, dated as of February 21, 2000 (as the same may be amended from time to time, the "EXCHANGE AND VOTING TRUST AGREEMENT"); and

         WHEREAS, shortly after this Agreement becomes effective, Newco II will amalgamate (the "NEWCO II AMALGAMATION") with various subsidiaries of Newco II (other than the Company), and all the holders of common stock or of Class A Special Shares of Newco II immediately prior to the amalgamation will become all the holders of similar common shares and Class A Special Shares of the amalgamated entity, which entity will also be named ACG Exchange Company and be a Nova Scotia unlimited liability company (the "AMALGAMATED NEWCO II" or "NEWCO II"), so that all references to Newco II herein shall refer to the Newco II then existing and all references to the Class A Special Shares shall refer to the Class A Special Shares of the Newco II then existing.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                     ARTICLE I
                          DEFINITIONS AND INTERPRETATION

     1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions or the Exchange and Voting Trust Agreement, as applicable, unless the context otherwise requires.

     1.2 INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this Agreement into Articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "ARTICLE" OR "SECTION" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "THIS AGREEMENT", "HEREOF ", "HEREIN" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

     1.3 NUMBER AND GENDER. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this Agreement, a "BUSINESS DAY" means any day on which commercial banks are open for business in St. Louis, Missouri and Toronto, Ontario, other than a

Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in St. Louis, Missouri under the laws of the State of Missouri or the federal laws of the United States of America.


                                    ARTICLE II
                COVENANTS OF PARENT, NEWCO I, USA V AND NEWCO II

     2.1 COVENANTS OF PARENT, NEWCO I, USA V AND NEWCO II REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares held by a Holder are outstanding:

     (a) Parent will not declare or pay any dividend on Parent Common Stock unless (i) Newco II will have sufficient assets, funds and other property available (including but not limited to authorized but unissued securities available) to enable the due declaration and the due and punctual payment in accordance with applicable law of a dividend on the Exchangeable Shares in accordance with Article 3 of the Exchangeable Share Provisions and (ii) Subsection 2.1(b) shall be complied with in connection with such dividend;

     (b) Parent, Newco I, USA V and Newco II will cause Newco II to declare simultaneously with the declaration of any dividend on Parent Common Stock a dividend on the Exchangeable Shares and, when such dividend is paid on Parent Common Stock, cause Newco II to pay simultaneously therewith such dividend on the Exchangeable Shares, in each case in accordance with Article 3 of the Exchangeable Share Provisions;

     (c) Parent will advise Newco I and Newco II sufficiently in advance of the declaration by Parent of any dividend on Parent Common Stock and take all such other actions as are necessary, in cooperation with Newco II, to ensure that the respective record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date and payment date for the corresponding dividend on Parent Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which Parent Common Stock or the Exchangeable Shares are listed;

     (d) Parent will ensure that the record date for any dividend declared on Parent Common Stock is not less than ten Business Days after the declaration date for such dividend;

     (e) Subject to the exercise by Newco I of the Liquidation Call Right, Redemption Call Right or Retraction Call Right pursuant to the
           Exchange and Voting Trust Agreement, Parent, Newco I, USA V and Newco II will, in accordance with applicable law, take all such actions and do all such things as are necessary or desirable to enable and permit Newco II, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Consideration or the Retraction Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Newco II or the delivery of a Retraction Request by a holder of Exchangeable Shares, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Newco II to cause to be delivered Exchangeable Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions; and

     (f) Parent, Newco I, USA V and Newco II will take all such actions and do all such things as are necessary or desirable to enable and permit Parent, Newco I, USA V or Newco II, as the case may be, in accordance with applicable law, to perform their obligations, as the case may be, pursuant to the Exchangeable Share Provisions and the Exchange and Voting Trust Agreement, including but not limited to, arising upon or from (i) the exercise by Newco I of its Retraction Call Right, Liquidation Call Right or Redemption Call Right pursuant to the Exchange and Voting Trust Agreement; (ii) the exercise by a Holder of Exchangeable Shares of such Holder's Exchange Put Right or Exchange Right pursuant to the Exchangeable Share Provisions or the Exchange and Voting Trust Agreement; (iii) the automatic exchange of a Holder's Exchangeable Shares in accordance with the rights set forth in Section 5.13 of the Exchange and Voting Trust Agreement (the "AUTOMATIC EXCHANGE Rights"); or
           (iv) the provisions of the Exchangeable Share Provisions, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Parent, Newco I or Newco II to cause Exchangeable Share Consideration to be delivered to the holders of Exchangeable Shares in accordance with the Exchangeable Share Provisions and the Exchange and Voting Trust Agreement.

     2.2 SEGREGATION OF FUNDS. Parent will cause Newco II to deposit a sufficient amount of funds in a separate account, in trust, and segregate a sufficient amount of such assets and other property, in trust, as is necessary to enable Newco II to pay or otherwise satisfy the applicable dividends, and if Parent has notice of a Liquidation Event or a Retraction Request and if Newco I has not exercised or will not exercise its Liquidation Call Right or Retraction Call Right with respect thereto, the Liquidation Consideration or Retraction Price, as applicable, in each case for the benefit of Holders from time to time of the Exchangeable Shares, and subject to applicable law Newco II will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Consideration or the Retraction Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

     2.3 RESERVATION OF SHARES OF PARENT COMMON STOCK. Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section
2.7 hereof) (a) as is equal to the number of shares of Parent Common Stock for which the Exchangeable Shares issued and outstanding from time to time and held by the Holders are exchangeable, and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations hereunder with respect to the Exchangeable Share Provisions and the Exchange and Voting Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Stock, to enable and permit Newco II to meet its respective obligations or exercise its rights hereunder, under the Exchange and Voting Trust Agreement and the Exchangeable Share Provisions.

     2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist Parent to comply with its obligations hereunder and under the Exchange and Voting Trust Agreement, Newco II will give or cause the Transfer Agent so acting to give Parent notice of each of the following events at the time set forth below:

     (i) immediately, in the event of any determination by the Board of Directors of Newco II to take any action which would require a vote or consent of the Holders of Exchangeable Shares for approval; and

     (ii) immediately, upon the earlier of (A) receipt by Newco II (directly or from Newco I) of notice of, and (B) Newco II otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Newco II or to effect any other distribution of the assets of Newco II among its shareholders for the purpose of winding-up its affairs.

At least 30 days prior to any Automatic Redemption Date as determined by the Board of Directors of Parent pursuant to the definition of Automatic Redemption Date in the Exchange and Voting Trust Agreement, Parent shall notify Newco II of an Automatic Redemption Date or possible Automatic Redemption Date, as applicable. At least sixty (60) days prior to a Redemption Date set by Newco II or Parent in accordance with the definition of Redemption Date in the Exchangeable Share Provisions, the entity setting the Redemption Date shall notify the other, whether Newco II or Parent, of the applicable Redemption Date.

     2.5 DELIVERY OF SHARES OF PARENT COMMON STOCK. In furtherance of its obligations hereunder, upon notice from Newco II of any event which requires Newco II to cause to be delivered shares of Parent Common Stock to any Holder of Exchangeable Shares, Parent shall forthwith contribute to the capital of Newco I in a 99% share and to the capital of USA V in a 1% share and cause

Newco I and USA V to contribute to the capital of Newco II, or Parent shall otherwise deliver or cause to be delivered to Newco II (directly or from Newco I and USA V) the requisite shares of Parent Common Stock to be received by, and issued to the order of, the former Holder of the surrendered Exchangeable Shares, as Newco II shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid and non-assessable. Unless Parent shall otherwise direct, in consideration of the issuance and delivery of each such share of Parent Common Stock, Newco II shall issue to each of Newco I and USA V, Common Shares of Newco II, and Newco I and USA V shall, in turn, issue to Parent common shares of Newco I and USA V, respectively, having substantially equivalent value to the Parent Common Stock so contributed (such equivalence to be determined by Parent and Newco II from time to time). Upon notice from Newco I of any event which requires Newco I to cause to be delivered shares of Parent Common Stock to any Holder of Exchangeable Shares, Parent shall similarly contribute to Newco I or otherwise deliver to Newco I the requisite shares of Parent Common Stock to be received by, and issued to the order of, the former Holder of the surrendered Exchangeable Shares, as Newco I shall direct. The shares of Parent Common Stock for the former Holders may be delivered directly to the Transfer Agent (unless Newco II, USA V or Newco I, as applicable otherwise directs) for delivery to such Holders. Notwithstanding the foregoing provisions of this Section 2.5, in any case where a former Holder of surrendered Exchangeable Shares is entitled to shares of Parent Common Stock under the Exchangeable Share Provisions, the Exchange and Voting Trust Agreement or this Agreement, Parent shall ensure that such shares of Parent Common Stock are delivered to such Holder or as such Holder shall have directed.

     2.6 QUALIFICATION OF SHARES OF PARENT COMMON STOCK. If any shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued or delivered hereunder require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively the "APPLICABLE LAWS") before such shares (or such other shares or securities) may be issued by Parent or delivered by Parent, Newco I or Newco II to the Holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter, Parent will in good faith expeditiously take all such actions and do all such things as are necessary to register, qualify or obtain required approvals for the resale by such holders of such shares of Parent Common Stock. Parent will in good faith take all actions and do all things as are reasonably necessary or desirable under Applicable Laws as they exist at the relevant time to cause the shares of Parent Common Stock (and such other shares or securities) to be issued or delivered hereunder to be freely tradable thereafter, provided the first trade of Parent Common Stock is required to be executed through the facilities of a stock exchange or market outside of Canada

(such as the New York Stock Exchange). Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of Parent Common Stock (or such other shares or securities) are listed, quoted or posted for trading at such time.

     2.7   ECONOMIC EQUIVALENCE.

     (a) Parent will not, without the prior approval of the Holders of the Exchangeable Shares given in accordance with Article 10 of the Exchangeable Share Provisions:

     (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding shares of Parent Common Stock by way of stock dividend or other distribution; or

    (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

   (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (A) shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (B) rights, options or warrants other than those referred to in Subsection 2.7(a)(ii) above, (C) evidences of indebtedness of Parent or (D) assets of Parent;

unless one or both of Newco II and Parent is permitted under applicable law to issue and distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets to Holders of the Exchangeable Shares and the economic equivalent (determined on the basis of the number of shares of Parent Common Stock for which the Exchangeable Shares then issued and outstanding and held by Holders are exchangeable) of the items referred to in Subsections 2.7(a)(i), (ii) and
(iii) above, as applicable, is simultaneously issued or distributed to the Holders of the Exchangeable Shares.

     This Subsection 2.7(a) shall not apply to or restrict the issuance or distribution of any of the foregoing items that are not part of an issuance or distribution to be made available to all or substantially all of the holders of outstanding Parent Common Stock in their capacity as such shareholders. By way of example, but not limitation, the following are not restricted hereunder, (a) the issuance or granting by Parent of stock options, restricted stock, "SARS" or other securities to employees or directors of Parent or any of its subsidiaries under a current or future employee incentive plan or other plan not made available to all or substantially all of the holders of outstanding Parent Common Stock, and (b) the issuance of convertible securities (including, without limitation, notes and warrants) unless issued or offered to all or substantially all of the holders of Parent Common Stock. This Subsection 2.7(a) shall not apply to or restrict the issuance or distribution of shares of Parent Common Stock or other securities to the holders of rights, options, warrants, convertible securities or evidences of indebtedness now outstanding or which are hereafter issued without violation of this Subsection 2.7(a).

     (b) Parent will not, without the prior approval of the Holders of the Exchangeable Shares given in accordance with Article 10 of the Exchangeable Share Provisions:

     (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

    (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock, or

   (iii) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

unless Newco II is permitted under applicable law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares on a tax deferred basis if the change to the Parent Common Stock is not a taxable event generally to the holders of Parent Common Stock generally and the same or an economically equivalent change is simultaneously made to, or in the rights of, the Holders of the Exchangeable Shares.

     (c) Parent will ensure that the record date for both Parent and Newco II for any event referred to in Subsection 2.7 (a) or 2.7 (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Parent (with simultaneous notice thereof to be given by Parent to Newco II).

     (d) Newco II agrees that, to the extent required, upon due notice from Parent, Newco II will take or cause to be taken such steps as may be necessary in accordance with applicable law for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Newco II, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Common Stock and Exchangeable Shares as provided for in this Section 2.7.

     (e) The board of directors of Parent ("PARENT BOARD OF DIRECTORS") shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above. With respect to situations in which the item distributed is nontaxable generally to holders of Parent Common Stock but is taxable to Holders of Exchangeable Shares, the lack of tax deferral shall be valued by the Parent Board of Directors as provided in Section 2.8(j) below. In making its determinations of economic equivalence, the following factors shall, without excluding other factors determined by the Parent Board of Directors to be relevant, be considered by the Parent Board of Directors:

     (i) in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

    (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the boards of directors of Newco II and Parent in the manner contemplated below) of a share of Parent Common Stock;

   (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Subsection 2.7
           (e)(ii) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Parent Board of Directors in the manner contemplated below) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Parent Board of Directors in the manner contemplated below) of a share of Parent Common Stock;

    (iv) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock;

     (v) in all such cases, the general taxation consequences of the relevant event to Holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares); and

    (vi) in all such cases, the five (5) year deferral of tax available to the Holders of Exchangeable Shares measured from the date of their first issue.

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily closing prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted.

     (f) In the event of a Liquidation Event, Section 5.13 of the Exchange and Voting Trust Agreement shall be applicable and this Section 2.7 shall not be applicable except to confirm the right of the holders of Parent Common Stock received upon such exchange of Exchangeable Shares to participate in the applicable Liquidation Event in the same manner as other holders of Parent Common Stock.

     (g)   In the event the item to be  distributed  pursuant to this Section
2.7 is not readily marketable, reference shall be made to Section 2.8(i) to the extent applicable.

     2.8   SALE OF PARENT.

     (a) In the event of a proposed transaction involving the sale of Parent (whether by shareholder sale of stock, sale of all or substantially all of its assets or by other means) which the Parent Board of Directors desires to pursue or recommend (the "Proposed Sale"), the following provisions shall apply.

     (b) If the Proposed Sale involves the receipt by shareholders of Parent of all cash, Parent shall ensure that the Holders of Exchangeable Shares will be able to receive the same per share cash consideration as the holders of Parent Common Stock and at the same time as the holders of Parent Common Stock.

     (c) If the consideration receivable by holders of Parent Common Stock is property other than cash or partly cash and partly property other than cash, then to the EXTENT that such non-cash consideration will be non-taxable to such holders GENERALLY, Parent will use its best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit Holders of Exchangeable Shares to participate in such Proposed Sale to the same extent and on an equivalent basis (such equivalence based on the number of shares of Parent Common Stock for which the Exchangeable Shares are exchangeable) as the holders of shares of Parent Common Stock, without discrimination, and Parent shall use its best efforts in good faith so that Holders of Exchangeable Shares may participate in the Proposed Sale without being required to exchange Exchangeable Shares except to the extent of the cash component of the Proposed Sale.

     (d) To the extent that the consideration receivable by holders of the Parent Common Stock is represented in whole or in part by property other than cash and such other property is non-taxable to such holders GENERALLY in whole or in part, and the Parent Board of Directors, after using its best efforts to attempt to ensure that Holders of Exchangeable Shares do not have to exchange their shares, determines in good faith that it is not practicable in the circumstances of the Proposed Sale to provide for the deferral of the taxable event that will arise from such Proposed Sale in so far as it affects the Holders of Exchangeable Shares GENERALLY (by continuation of the tax deferral provided by the Newco II Exchangeable Shares structure or otherwise), Parent may nevertheless enter into the Proposed Sale, ensuring firstly that the consideration to be received by the Holders of the Exchangeable Shares is equivalent on a per share pre-tax basis to the consideration to be received by holders of Parent Common Stock and shall FURTHER use its best efforts to maintain the economic equivalency of the Proposed Sale to such Holders of Exchangeable Shares GENERALLY, compared to the situation of the holders of Parent Common Stock GENERALLY, taking into account such Holders' loss of tax deferral for Canadian income tax purposes, by:

     (i) adjustment upward of the economic consideration to be received by the Holders of the Exchangeable Shares relative to such consideration received by holders of Parent Common Stock; or

    (ii)   compensating such Holders by other means.

Any issues of economic equivalency shall be determined by the Parent Board of Directors in good faith and in its sole discretion.

     (e) Parent will take all necessary steps to ensure that any exchange of Exchangeable Shares required in connection with such Proposed Sale shall be effective only upon, and shall be conditional upon, the closing of the Proposed Sale.

     (f) To the extent that implementation of the Proposed Sale necessarily involves the exchange by the Holders of Exchangeable Shares of such shares, the Parent Board of Directors shall ensure that the consideration receivable by the Holders of Exchangeable Shares is not subject to any escrow or transfer restrictions which would prevent immediate liquidation of such consideration to pay tax, except as a Holder may otherwise agree.

     (g) To the extent that any cash or non-cash consideration received by holders of Parent Common Stock is taxable on the completion of the Proposed Sale, the Parent Board of Directors need not consider the economic equivalency to Holders of Exchangeable Shares beyond ensuring that they are able to receive the same consideration per share and that such non-cash consideration is to the extent taxable not subject to any escrow or other restriction and can be liquidated immediately to pay tax, except as a Holder may otherwise agree.

     (h) Subject to the foregoing provisions of this Section 2.8, if the Proposed Sale is approved at a meeting of stockholders of Parent and the Holders of Exchangeable Shares were entitled to vote on such Proposed Sale through the voting trust arrangement as provided in Article 4 of the Exchange and Voting Trust Agreement, the Proposed Sale may occur without the further approval of the Holders of Exchangeable Shares under Article 10 of the Exchangeable Share Provisions.

     (i) If the consideration receivable by holders of the Parent Common Stock is non-taxable to such holders generally but such consideration to be received by Holders of Exchangeable Shares is taxable generally to Holders of Exchangeable Shares, and if such consideration or additional compensation to be received by Holders of Exchangeable Shares is not readily marketable, (the "NON MARKETABLE CONSIDERATION") then Parent Board of Directors shall use its best efforts to issue Parent Common Stock in exchange for a portion of the Non Marketable Consideration, acquire or arrange for the acquisition of a portion of the Non Marketable Consideration for cash or other readily marketable consideration, or in some other manner provide a means for the Holders of Exchangeable Shares to similarly liquidate a portion of such Non Marketable Consideration, such portion to be in an amount sufficient only to permit the Holders of Exchangeable Shares to satisfy the tax liability incurred by such Holders in connection with the Non Marketable Consideration so received.

     (j) Economic equivalency for purposes of the Holders' loss of tax deferral for Canadian income tax purposes shall be valued in Section 3.8(d)(i) above as the amount of income tax payable upon the loss of such tax deferral multiplied by an interest factor equal to the "PRIME RATE" per annum, which product shall be multiplied by the period stated in years (and any fraction thereof) from the date of the closing of the Proposed Sale to the fifth anniversary of the date of initial issuance of the Class A Special Shares. The "Prime Rate" shall be the average U.S. Prime Rate as last reported in the Wall Street Journal on the Business Day closest to 60 days prior to the Proposed Sale Date. The income tax payable shall be estimated in good faith by the Parent Board of Directors based on the estimated fair market value of the consideration to be received. The amount of income tax shall be calculated on an aggregate hypothetical basis for all Holders of Exchangeable Shares (assuming there is a capital gain and income taxes are paid based on an assumed tax rate of 50 percent) but without additional gross up for taxes based on the additional consideration. The determinations under this subsection shall be made by the Parent Board of Directors in good faith.

     (k) In the event of any dispute concerning the application of the provisions of this Section 2.8 in connection with a Proposed Sale, the Board of Directors shall determine in good faith what is fair in the circumstances to settle the matter.

     (l) This Section 2.8 shall be applicable notwithstanding any provisions in this Agreement, the Exchange and Voting Trust Agreement, or the Exchangeable Share Provisions to the contrary and is intended to provide the Parent Board of Directors with the authority to take the actions reasonably necessary to implement a Proposed Sale without the prior approval of the Holders of the Exchangeable Shares as may be otherwise required under the Support Agreement, the Exchange and Voting Trust Agreement, or the Exchangeable Share Provisions, but subject nevertheless to any required vote of shareholders.

     2.9 OWNERSHIP OF OUTSTANDING SHARES OF NEWCO I, USA V AND NEWCO II. Without the prior approval of Newco I, USA V and Newco II and the prior approval of the Holders of the Exchangeable Shares given in accordance with
Article 10 of the Exchangeable Share Provisions, Parent covenants and agrees in favor of Newco I, USA V, Newco II and the Holders that, as long as any outstanding Exchangeable Shares are owned by a Holder, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of Newco I and USA V and Newco I and USA V shall remain the direct or indirect beneficial owner of all issued and outstanding Common Shares in the capital of Newco II; provided this shall not restrict the pledging by Parent of any such shares to a commercial lender or financial institution in connection with a loan or other financial accommodation to Parent or any of its subsidiaries, but upon a foreclosure of any such shares, the purchaser of such shares shall be bound by the covenants of Parent, Newco I, USA V and Newco II, as applicable, hereunder.

     2.10 PARENT AND SUBSIDIARIES NOT TO VOTE EXCHANGEABLE SHARES. Parent covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by Parent and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting to the extent but only to the extent that such presence is required under the provisions of the applicable corporate statute or the Exchangeable Share Provisions in order to obtain a quorum to conduct a meeting of holders of Exchangeable Shares (the "REQUIRED PRESENCE"). Parent further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the applicable corporate statute (or any successor or other corporate statute by which Newco I, USA V or Newco II may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided that to the extent, if any, of the Required Presence, Parent or its Subsidiaries may exercise the voting rights, if any, with respect to such Required Presence to vote such Exchangeable Shares on the same side as the Holders of Exchangeable Shares who have cast the majority of votes (excluding those cast by a holder not a Holder) for or against the applicable resolution to be voted upon.

     2.11 RULE 10b-18 PURCHASES. Anything to the contrary in this Agreement notwithstanding, Parent shall not be obligated to take any action hereunder which would prevent Parent from effecting repurchases of Parent Common Stock pursuant to the "safe harbor" provisions of Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934 as amended or any successor provision thereof.


                                     ARTICLE III
                                 CERTAIN RESTRICTIONS

     3.1 NEWCO I RESTRICTIONS. Subject to what is hereinafter provided, so long as any of the Exchangeable Shares are outstanding and held by Holders, Newco I shall not at any time without, but may at any time with, the approval of the Holders of the Exchangeable Shares given as specified in Article 10 of the Exchangeable Share Provisions:

     (a) incur indebtedness or other liabilities except as may be desirable for or reasonably required or incidental to performance of the terms and conditions of this Agreement, the Exchange and Voting Trust Agreement or the Exchangeable Share Provisions or the rights and obligations of Newco I, Parent or Newco II relating thereto, or to guarantee the obligations of any other party except as set forth in the preceding exception or insofar as recourse of the obligee on the guarantee is limited to the preferred shares of YPtel Inc. held by the Company on or after the Closing Date and the dividends and other distributions and proceeds with respect to such preferred shares, and any dividends issued or other distributions made with respect to the common stock of the Company or Newco II or the proceeds thereof (collectively, the "COLLATERAL");

     (b) voluntarily liquidate, dissolve or wind-up or otherwise distribute substantially all of its assets or cause Newco II to do so;

     (c)   issue any shares other than to Parent; or

     (d) transfer any of the Common Shares of Newco II other than to Parent, USA V or Newco II, except in connection with a pledge thereof as set forth below; or

     (e) enter into or operate any business other than that of a holding company owning the shares of Newco II and any business incidental thereto or other than any business reasonably required or appropriate for Newco I to carry out its rights, duties or obligations pursuant to the provisions of the Exchangeable Share Provisions, the Exchange and Voting Trust Agreement or this Agreement or in connection with the investment and distribution of any dividends of or distributions by Newco II or the Company.

Nothing contained herein or in Section 3.2 below shall restrict the pledging by Newco I of the Common Shares of Newco II (or indirectly the common stock of the Company) or the pledging by Newco II of the common stock of the Company, in either case to secure a loan or other financial accommodation to Parent or any of its subsidiaries by a commercial lender or financial institution ("LENDER") to the extent such security is required by such Lender in order to preserve or better protect its lien on or rights in the Collateral or to the extent that the Lender agrees that upon a foreclosure or sale by Lender of such shares, the purchaser of such shares shall be bound by the covenants of Parent, Newco I, USA V and Newco II, as applicable hereunder, each of which shall remain liable under its respective covenants.

     3.2   NEWCO II RESTRICTIONS. Subject to what is otherwise provided in
Section 3.1 above, so long as any of the Exchangeable Shares are outstanding and held by a Holder, Newco II shall not at any time without, but may at any time with, the approval of the Holders of the Exchangeable Shares given as specified in Article 10 of the Exchangeable Share Provisions:

     (a) incur indebtedness or other liabilities except as may be desirable for or reasonably required or incidental to performance of the terms and conditions of this Agreement, the Exchange and Voting Trust Agreement or the Exchangeable Share Provisions or the rights and obligations of Newco I, Parent, USA V or Newco II relating thereto, or to guarantee the obligations of any other party except insofar as recourse of the obligee on the guarantee is limited to the Collateral;

     (b) transfer any of the common stock of the Company, other than to Newco I and USA V, except in connection with a pledge thereof as set forth in Section 3.1 hereof;

     (c)   issue any Common Shares other than to Newco I or USA V; or

     (d) amend its Articles of Association after the effective date hereof, except for minor amendments consistent with the purposes set forth in Section 4.4 hereof.

     3.3 PARENT SUCCESSOR OR PURCHASER. Subject to Section 2.8 hereof, in the event there is a Parent Successor pursuant to Section 12.1 of the Exchange and Voting Trust Agreement or other purchaser of substantially all the outstanding shares of Parent Common Stock, the covenants of and restrictions applicable to Newco I, USA V and Newco II shall continue in full force and effect (substituting the Parent Successor or such purchaser for Parent, as applicable), Subject to the terms of any applicable supplemental agreement referred to in said Section 12.1, and Parent shall not thereby be released from any obligations or liabilities then accrued hereunder except to the extent that such obligations or liabilities are assumed by the Parent Successor or such purchaser.

                                    ARTICLE IV
                                     GENERAL

     4.1 TERM. This Agreement shall come into force and be effective when and as provided in Section 4.13 below, and shall terminate and be of no further force and effect at such time as the Exchange and Voting Trust Agreement shall terminate (or shall no longer continue) as provided in
Section 14.2 of the Exchange and Voting Trust Agreement.

     4.2 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     4.3 AMENDMENTS, MODIFICATIONS, ETC. Subject to amendments of the nature contemplated by Section 13.4 of the Exchange and Voting Trust Agreement, this Agreement may not be amended, modified or waived except by an agreement in writing executed by Newco I, Newco II and Parent and approved by the Holders of the Exchangeable Shares in accordance with Article 10 of the Exchangeable Share Provisions.

     4.4 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 4.3, Newco I, USA V, Newco II and Parent may in writing, at any time and from time to time, upon reasonable notice to (including sufficient details of the proposed changes) but without the approval of the Holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Parent, Newco I and Newco II, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections which, on the advice of counsel to Parent, Newco I and Newco II, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Parent, Newco I and Newco II shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

     4.5 MEETING TO CONSIDER AMENDMENTS. Newco II, at the request of Parent, Newco I or any ten Holders, shall call a meeting or meetings of the Holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the Exchangeable Share Provisions and, to the extent applicable, the Articles of Association of Newco II and all applicable laws and shall be held in the City of Toronto. An approval of Holders may be obtained by written consents in lieu of a meeting, as provided in Article 10 of the Exchangeable Share Provisions.

     4.6 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto, the Holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns. The Company shareholders party to this Agreement are contemplated to become Holders hereunder when the Class A Special Shares are issued on the Closing Date. Upon any such party becoming a Holder hereunder, such party will be party to this Agreement in its capacity as a Holder, and upon any substitution of Class A Special Shares in connection with the Newco II Amalgamation, shall remain a Holder hereunder. Any transferee hereafter becoming a Holder shall be substituted for its transferor under this Agreement upon the date of such transfer, and the transferor shall be released from any obligations or liability thereafter arising under this Agreement. From and after the Newco II Amalgamation, the parties expressly confirm that the Amalgamated Newco II shall automatically succeed to and become obligated to perform all the obligations of Newco II hereunder and shall be entitled to all the rights of Newco II and for all intents and purposes of this Agreement shall thereupon become the Newco II party hereunder.

     4.7 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given to a party if delivered, sent by facsimile transmission with confirmation of transmission, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for the parties as the parties shall specify by like notice), and such notice shall be deemed given: (i) if delivered to the party, on the date of such delivery; (ii) if telecopied, on the date of confirmation of receipt or transmission, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day; or (iii) if mailed, five (5) Business Days after mailing:

     TO PARENT, NEWCO I, USA V OR NEWCO II:

                      c/o 390 South Woods Mill Road
                      Suite 260
                      St. Louis, Missouri
                      U.S.A.  63017
                      Attention:        the President
                      FACSIMILE NO.:    (314) 205-8141

     WITH COPIES TO:

                      Blackwell Sanders Peper Martin LLP
                      720 Olive Street
                      Suite 2400
                      St. Louis, Missouri
                      U.S.A.  63101-4834
                      Attention:        Craig Adoor
                      FACSIMILE NO.:    (314) 345-6060

     AND

                      McInnes Cooper
                      1601 Lower Water Street
                      Halifax, Nova Scotia
                      Canada
                      B3J 2V1
                      Attention:        Marcia Brennan
                      FACSIMILE NO:     (902) 425-6350

     AND

                      c/o Imperial Capital Limited
                      1 First Canadian Place
                      P.O. Box 438
                      Suite 5102
                      Toronto ON M5X 1E3
                      Attention:        Managing Partner
                      FACSIMILE NO.:    (416) 362-8660

     AND

                      Cassels, Brock & Blackwell LLP
                      Scotia Plaza, Suite 2100
                      40 King Street West
                      Toronto, Ontario M5H 3C2
                      CANADA
                      Attention:        Maxwell Gotlieb
                      FACSIMILE NO.:    (416) 360-8877

TO THE HOLDERS:

                      At their respective addresses
                      appearing on the records of
                      the Transfer Agent

     WITH COPIES TO:

                      Imperial Capital Limited
                      1 First Canadian Place
                      P.O. Box 438
                      Suite 5102
                      Toronto ON M5X 1E3

                      Attention:        Managing Partner
                      FACSIMILE NO.:    (416) 362-8660

AND:

                      Cassels, Brock & Blackwell LLP
                      Scotia Plaza, Suite 2100
                      40 King Street West
                      Toronto, Ontario M5H 3C2
                      CANADA
                      Attention:        Maxwell Gotlieb
                      FACSIMILE NO.:    (416) 360-8877

Any notice period providing for notice to be given twenty (20) or more days before a specified date or event may be calculated as if the date of mailing were the date of giving notice. Notwithstanding any requirement for written notice in this Agreement, any notices provided herein to be given as between Newco I, USA V, Newco II, Parent and Transfer Agent may be given by telephone, by fax or otherwise in an informal manner as such entities may agree among themselves from time to time and such notices may be subject to standing orders as to particular notices.

     4.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. One or more of the parties may sign this Agreement and deliver this Agreement by facsimile transmission. The parties agree that a facsimile of a signature shall be deemed an original signature.

     4.9 JURISDICTION. Except to the extent that the Delaware and Nova Scotia corporate laws under which Parent, Newco I and Newco II are, respectively, organized govern the determination of particular corporate issues under this Agreement, this Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     4.10 ATTORNMENT. Each of the parties hereto, on behalf of such party and such party's heirs, personal representatives, successors and permitted assigns, agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

     4.11 CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     4.12 EXCHANGEABLE SHARE PROVISIONS. The parties hereto agree to take such actions, execute such documents, and vote such securities as are necessary to give full effect to the Exchangeable Share Provisions, as if they comprised a contract among such parties.

     4.13 EFFECTIVENESS OF AGREEMENT. This Agreement is being entered into in anticipation of the "Closing" under the YPtel Agreement and the related issuance of Class A Special Shares to certain of the Company shareholders in exchange for some of their Company shares. This Agreement shall not become effective until the Class A Special Shares are so issued on or before March 1, 2000, failing which this Agreement shall be null and void.


         [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Support Agreement to be signed by their respective officers duly authorized, all as of the date first written above.

                                            ADVANCED COMMUNICATIONS GROUP, INC.

                                            By: /s/ Michael A. Pruss
                                               -------------------------

                                            ACG HOLDING COMPANY

                                            By:  /s/ Michael A. Pruss
                                               -------------------------

                                            ACG EXCHANGE COMPANY

                                            By:  /s/ Michael A. Pruss
                                               -------------------------

                                            1 + USA V ACQUISITION CORP.

                                            By:  /s/ Michael A. Pruss
                                               -------------------------

                                            CERTAIN HOLDERS OF SHARES OF YPTEL
                                            LIMITED who will become Holders of
                                            Class A Special Shares, as set out
                                            on Schedule A hereto, by their
                                            respective General Partners set out
                                            on said Schedule

                                            By:  /s/ Edward Truant
                                               -------------------------
                                                     Edward Truant,
                                                     Authorised Signing Officer
                                                     for each General Partner

YPtel/ACG Pledge Corporation will be a Holder of certain Class A Special Shares pledged to it and joins in the above Agreement as a Holder pursuant to the provisions of Section 7.3 of the Agreement.

                                            YPTEL/ACG PLEDGE CORPORATION

                                            By:  /s/ Edward Truant
                                               -------------------------

                                   SCHEDULE A

       THOSE OF THE FOLLOWING HOLDERS OF SHARES OF COMPANY (YPTEL LIMITED)
               WHO BECOME HOLDERS OF CLASS A SPECIAL SHARES

------------------------------------------------------------------------------
      GENERAL PARTNER                              LIMITED PARTNERSHIP
------------------------------------------------------------------------------
ACG 1 Inc.                                 ACG 1 Limited Partnership
------------------------------------------------------------------------------
ACG  2 Inc.                                ACG 2 Limited Partnership
------------------------------------------------------------------------------
ACG  3 Inc.                                ACG 3 Limited Partnership
------------------------------------------------------------------------------
ACG  4 Inc.                                ACG 4 Limited Partnership
------------------------------------------------------------------------------
ACG  5 Inc.                                ACG 5 Limited Partnership
------------------------------------------------------------------------------
ACG  6 Inc.                                ACG 6 Limited Partnership
------------------------------------------------------------------------------
ACG  7 Inc.                                ACG 7 Limited Partnership
------------------------------------------------------------------------------
ACG  8 Inc.                                ACG 8 Limited Partnership
------------------------------------------------------------------------------
ACG  9 Inc.                                ACG 9 Limited Partnership
------------------------------------------------------------------------------
ACG  10 Inc.                               ACG 10 Limited Partnership
------------------------------------------------------------------------------
ACG  11 Inc.                               ACG 11 Limited Partnership
------------------------------------------------------------------------------
ACG  12 Inc.                               ACG 12 Limited Partnership
------------------------------------------------------------------------------
ACG  13 Inc.                               ACG 13 Limited Partnership
------------------------------------------------------------------------------
ACG  14 Inc.                               ACG 14 Limited Partnership
------------------------------------------------------------------------------
ACG  15 Inc.                               ACG 15 Limited Partnership
------------------------------------------------------------------------------
ACG  16 Inc.                               ACG 16 Limited Partnership
------------------------------------------------------------------------------
ACG  17 Inc.                               ACG 17 Limited Partnership
------------------------------------------------------------------------------
ACG  18 Inc.                               ACG 18 Limited Partnership
------------------------------------------------------------------------------
ACG  19 Inc.                               ACG 19 Limited Partnership
------------------------------------------------------------------------------
ACG  20 Inc.                               ACG 20 Limited Partnership
------------------------------------------------------------------------------
ACG  21 Inc.                               ACG 21 Limited Partnership
------------------------------------------------------------------------------
ACG  22 Inc.                               ACG 22 Limited Partnership
------------------------------------------------------------------------------

------------------------------------------------------------------------------
      GENERAL PARTNER                              LIMITED PARTNERSHIP
------------------------------------------------------------------------------
ACG  23 Inc.                               ACG 23 Limited Partnership
------------------------------------------------------------------------------
ACG  24 Inc.                               ACG 24 Limited Partnership
------------------------------------------------------------------------------
ACG  25 Inc.                               ACG 25 Limited Partnership
------------------------------------------------------------------------------
ACG  26 Inc.                               ACG 26 Limited Partnership
------------------------------------------------------------------------------
ACG  27 Inc.                               ACG 27 Limited Partnership
------------------------------------------------------------------------------
ACG  28 Inc.                               ACG 28 Limited Partnership
------------------------------------------------------------------------------
ACG  29 Inc.                               ACG 29 Limited Partnership
------------------------------------------------------------------------------
ACG  30 Inc.                               ACG 30 Limited Partnership
------------------------------------------------------------------------------
ACG  31 Inc.                               ACG 31 Limited Partnership
------------------------------------------------------------------------------
ACG  32 Inc.                               ACG 32 Limited Partnership
------------------------------------------------------------------------------
ACG  33 Inc.                               ACG 33 Limited Partnership
------------------------------------------------------------------------------
ACG  34 Inc.                               ACG 34 Limited Partnership
------------------------------------------------------------------------------
ACG  35 Inc.                               ACG 35 Limited Partnership
------------------------------------------------------------------------------
ACG  36 Inc.                               ACG 36 Limited Partnership
------------------------------------------------------------------------------
ACG  37 Inc.                               ACG 37 Limited Partnership
------------------------------------------------------------------------------
ACG  38 Inc.                               ACG 38 Limited Partnership
------------------------------------------------------------------------------
ACG  39 Inc.                               ACG 39 Limited Partnership
------------------------------------------------------------------------------
ACG  40 Inc.                               ACG 40 Limited Partnership
------------------------------------------------------------------------------
ACG  41 Inc.                               ACG 41 Limited Partnership
------------------------------------------------------------------------------
ACG  42 Inc.                               ACG 42 Limited Partnership
------------------------------------------------------------------------------